Exhibit 10.1

Execution Copy

STOCKHOLDERS AGREEMENT

among

Michaels Stores, Inc.

and

Certain Stockholders of Michaels Stores, Inc.

Dated as of October 31, 2006

i

	5.4.	Period	13

6.	REMEDIES.		13

	6.1.	Generally	13

	6.2.	Deposit	13

7.	LEGENDS.		13

	7.1.	Restrictive Legend	13

	7.2.	1933 Act Legends	14

	7.3.	Stop Transfer Instruction	14

	7.4.	Termination of 1933 Act Legend	14

8.	AMENDMENT, TERMINATION, ETC.		14

	8.1.	Oral Modifications	14

	8.2.	Written Modifications	14

	8.3.	Effect of Termination	15

9.	DEFINITIONS		15

	9.1.	Certain Matters of Construction	15

	9.2.	Definitions	15

10.	MISCELLANEOUS.		20

	10.1.	Authority: Effect	20

	10.2.	Notices	20

	10.3.	Merger; Binding Effect, Etc	22

	10.4.	Descriptive Heading	23

	10.5.	Counterparts	23

	10.6.	Severability	23

	10.7.	No Recourse	23

11.	GOVERNING LAW.		23

	11.1.	Governing Law	23

	11.2.	Consent to Jurisdiction	23

	11.3.	WAIVER OF JURY TRIAL	24

	11.4.	Exercise of Rights and Remedies	24

ii

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is made as of October 31, 2006 by and among:

(i)            Michaels Stores, Inc. (the “Company”);

(ii)           Michaels Holdings LLC (the “LLC”), Highfields Capital I LP, Highfields Capital II LP, and Highfields Capital III LP (collectively, the “Highfields Funds”), 4390075 Canada Inc. and any other Person executing this Agreement and listed as an “Investor” on the signature pages hereto and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Investors” (collectively with their Permitted Transferees, the “Investors”);

(iii)          such other Persons who from time to time become party hereto by executing a counterpart signature page hereof (or an option award, joinder agreement or other agreement that binds such Persons to this Agreement) and are designated by the Board as “Managers” (collectively, the “Managers”); and

(iv)          such other Persons, if any, that from time to time become party hereto as Permitted Transferees of Shares pursuant to Section 2.2 (together with the Investors and the Managers, the “Stockholders”) in accordance with the terms hereof.

RECITALS

1.             On or about the date hereof, the Company is consummating a leveraged recapitalization transaction on the terms and subject to the conditions of an Agreement and Plan of Merger, dated as of June 30, 2006 (as amended, the “Merger Agreement”), among the Company, Bain Paste Mergerco, Inc., a Delaware corporation, Blackstone Paste Mergerco, Inc., a Delaware corporation, Bain Paste Finco, LLC, a Delaware limited liability company, and Blackstone Paste Finco, LLC, a Delaware limited liability company.

2.             Upon the closing of the transactions contemplated by the Merger Agreement, the Common Stock (as defined below) of the Company will be held as set forth on Schedule I hereto.

3.             In connection with the foregoing, the Company and the Investors are entering into a Registration Rights Agreement dated on or about the date hereof (the “Registration Rights Agreement”).

4.             The parties believe that it is in the best interests of the Company and the Stockholders to set forth their agreements on certain matters.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1.             EFFECTIVENESS; DEFINITIONS.

1.1.       Effectiveness.  This Agreement shall become effective on the Closing Date (as defined in the Merger Agreement)(referred to herein as the “Closing”).

1.2.       Definitions.  Certain terms are used in this Agreement as specifically defined herein.  These definitions are set forth or referred to in Section 9 hereof.

2.             TRANSFER RESTRICTIONS.

No holder of Shares may Transfer such Shares to any other Person at any time except as provided in this Section 2.

2.1.       Certain Permitted Transfers.

2.1.1.       Intra-Investor Group Transfers.  Any holder of Investor Shares may Transfer any or all of such Shares to an Affiliate or Affiliated Fund of such holder.

2.1.2.       Estate Planning.  Subject to the provisions of Section 4, any holder of Shares who is a natural Person may Transfer any or all of such Shares (i) by gift to, or for the benefit of, any Member or Members of the Immediate Family of such holder or (ii) by Transfer to a trust, private foundation or entity formed for estate planning purposes for the benefit of such holder and/or any Member or Members of the Immediate Family of such holder so long as such holder serves as trustee for such trust or in an equivalent capacity with respect to any such private foundation or other entity and provided that the trust instrument or other documents governing such trust, private foundation or other entity provides that such holder, as trustee (or equivalent), shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement.

2.1.3.       Upon Death.  Subject to the provisions of Section 4, if applicable, upon the death of any holder of Shares who is a natural Person, such Shares may be distributed by the will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators, personal representatives, heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder.

2.1.4.       Company or Other Persons with Board Approval.  Any holder of Shares may Transfer any or all of such Shares (i) with the Board’s approval, to the Company or any subsidiary of the Company or (ii) to such other Persons as the Board may approve.

2.1.5.       Additional Permitted Transfers by Investors.  Any holder of Investor Shares may Transfer any or all of such Shares to its partners, members or other holders of its beneficial interests in connection with the termination of such holder’s legal existence, subject to compliance with Section 2 of the Registration Rights Agreement.  Any such Transfer may be made no earlier than twelve months prior to the termination of such holder’s legal existence.

No Transfer permitted under the terms of this Section 2.1 shall be effective unless the transferee of such Shares (each, a “Permitted Transferee”) has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Permitted Transferee will remain Investor Shares or Management Shares, as the case may be, and will be subject to all of the provisions of this Agreement and that such Permitted Transferee will be bound by, and will be a party to, this Agreement as the holder of Investor Shares or Management Shares, as the case may be, hereunder; provided, however, that (a) any Shares that are Transferred to any director, officer or employee of, or consultant or adviser to, the Company or any of its subsidiaries will thereafter become Management Shares hereunder, and (b) any Shares that are Transferred to any Investor will thereafter become Investor Shares hereunder; and provided further that no Transfer by any holder of Shares to a Permitted Transferee will relieve such holder of any of its obligations hereunder.  Notwithstanding anything to the contrary herein or otherwise, the Board will have no obligation to approve any Transfer to any Person pursuant to Section 2.1.4.

2.2.       Right of First Refusal.

2.2.1.       Right of First Refusal.  In addition to Transfers permitted under Section 2.1, each holder of Shares other than holders of Management Shares may Transfer Shares to any Prospective Transferee in compliance with this Section 2.2.

2.2.2.       Notice.  Any holder of Shares other than holders of Management Shares that has a bona fide, binding, written offer to purchase all or any portion of such Shares, shall first deliver to the Company a written notice (the “ROFR Offer Notice”) at least 60 days prior to such proposed Transfer.  The ROFR Offer Notice shall include:

(a)           the principal terms and conditions of the proposed Transfer, including (i) the names and addresses of the Prospective Transferees, (ii) the number and class of the Shares to be Transferred to each such Prospective Transferee, (iii) the date of the proposed Transfer, (iv) the proposed purchase price, (v) any other material terms of the proposed Transfer and (vi) a copy of such bona fide, binding, written offer from the Prospective Transferees; and

(b)           an irrevocable offer (a “ROFR Option”) to Sell all such Shares to the Company or its designee for a purchase price equal to or less than the price specified in the ROFR Offer Notice for such Shares and otherwise on terms that are the same or more favorable to the Company than the terms that would apply to such proposed Sale to the Prospective Transferees.

2.2.3.       Acceptance.  Any ROFR Option may be exercised by delivery of written notice of acceptance (the “ROFR Acceptance Notice”) to the offeror within 60 days after delivery of the related ROFR Offer Notice.  The ROFR Acceptance Notice shall state that the Company or its designee has elected to exercise the ROFR Option.  The ROFR Option will be allocated among the Company and its designees in such proportion as the Company may, in its sole discretion, determine.

2.2.4.       Failure to Exercise ROFR.  If the Company or its designee(s) do not deliver a ROFR Acceptance Notice as provided in Section 2.2.3, then they shall be deemed to have forfeited any right to purchase the subject Shares hereunder, and the holder of such Shares shall be free to sell such Shares to the Prospective Transferee upon the terms set forth in the ROFR Offer Notice within the 120 day period following the delivery of the ROFR Offer Notice.

2.2.5.       Closing.  The closing of any purchase and sale of Shares pursuant to the exercise of any ROFR Option shall take place as soon as reasonably practicable, and in any event not later than 45 days after delivery of the ROFR Acceptance Notice (provided, that such time shall be extended as necessary to comply with applicable legal requirements) at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine.  At the closing of any purchase and sale of Shares following the exercise of any ROFR Option, the holders of Shares to be sold will deliver to the Company (or to its designee(s), if applicable) a certificate or certificates representing the Shares to be purchased duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any Adverse Claim, with any necessary stock (or equivalent) transfer tax stamps affixed, together with such certifications, representations and warranties as the Company may reasonably request regarding matters such as that:  (a) such holder has full right, title and interest in and to such Shares; (b) such holder has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated; and (c) there is no Adverse Claim with respect to such Shares, and the Company (or its designee(s), if applicable) will pay to such holder by certified or bank check or wire transfer of immediately available federal funds the purchase price of the Shares being purchased by it.  If the purchase price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith.

2.2.6.       Acknowledgment.  Each holder of Shares acknowledges and agrees that, without limiting such holder’s rights under Section 5, neither the Company nor any of its designee(s) (nor any other Person directly or indirectly affiliated with the Company or its designees, whether as a significant stockholder, director, officer, manager, employee, agent or otherwise) shall have any duty or obligation to affirmatively disclose to such selling Stockholders, and they shall not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to or upon the exercise of any ROFR Option or any purchase of the Shares in accordance with the terms of this Section 2.2.

2.2.7.       Joinder to this Agreement.  No Transfer of Shares permitted under the terms of this Section 2.2 shall be effective unless, and it shall be a condition to any such Transfer of any Shares that, the transferee of such Shares has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company to the effect that the transferee will be bound by the terms and conditions of this Agreement to the same extent as the holder Transferring such Shares is bound at the time of such Transfer.

2.3.       Securities Laws Restrictions.  No holder of Shares may Transfer such Shares to any other Person unless such holder first takes all reasonable and customary steps, to the reasonable satisfaction of the Company (subject to reasonable cooperation from the Company to facilitate such sale, but without necessity of registering Shares under applicable securities laws), to ensure that such Transfer (a) would not violate applicable securities laws and (b) would not cause the Company to be required to register a class of equity securities pursuant to Section 12(g) of the Exchange Act or the rules and regulations adopted thereunder.

2.4.       Impermissible Transfer.  Any attempted Transfer of Shares not permitted under the terms of this Section 2 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

2.5.       Other Restrictions on Transfer.  The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which a Stockholder may be subject, including any restrictions on Transfer contained in a restricted stock agreement, stock option agreement or stock subscription agreement.

2.6.       Period.  Each of the foregoing provisions of this Section 2 shall expire upon the earlier of (a) the consummation of a Change of Control or (b) the effectiveness of the Company’s registration statement in connection with the Initial Public Offering.

3.             RIGHT OF PARTICIPATION.

Subject to Section 3.3, the Company shall not, and shall not permit any direct or indirect subsidiary of the Company (the Company and each such subsidiary, an “Issuer”) to, issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Investor (including any holder of more than 10% of the interests in the LLC) or an Affiliate of any Investor (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of Section 3.1 or Section 3.2.

3.1.       Right of Participation.

3.1.1.       Offer.  Not fewer than 20 business days prior to the consummation of an Issuance, a notice (the “Participation Notice”) shall be furnished by the Issuer to each holder of Investor Shares and Management Participation Shares (the “Participation Offerees”).  The Participation Notice shall include:

(a)           the principal terms and conditions of the proposed Issuance, including (i) the amount, kind and terms of the Subject Securities to be included in the Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) the percentage of the total Fair Market Value of Equivalent Shares outstanding as of immediately prior to giving effect to such Issuance which the Fair Market Value of Equivalent Shares held by such Participation Offeree constitutes (excluding for such purposes Unvested Management Shares, the “Participation Portion”), (iv) the price (including if applicable, the Price Per Equivalent Share) per unit of the Subject Securities, including a description of any pricing formulae and of any non-cash consideration sufficiently detailed to permit valuation thereof, (v) the proposed manner of disposition, (vi) the name and address of the Person to whom the Subject Securities will be issued (the “Prospective Subscriber”) and (vii) if known, the proposed Issuance date; and

(b)           an offer by the Issuer to issue, at the option of each Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same terms and conditions, with respect to each unit of Subject Securities issued to the Participation Offerees, as each of the Prospective Subscribers shall be issued units of Subject Securities.

3.1.2.       Exercise.

(a)           General.  Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall accept such offer by furnishing a written commitment to the Issuer within 15 business days after the effectiveness of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued to it (each a “Participating Buyer”).  Each Participation Offeree who does not so accept such offer in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all rights to participate in such Issuance, and the Issuer shall thereafter be free to issue Subject Securities in such Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees pursuant to this Section 3.  If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such Issuance pursuant to this Section 3.1.

(b)           Irrevocable Acceptance.  The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issued, as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment.

(c)           Time Limitation.  If at the end of the 180th day following the date of the effectiveness of the Participation Notice the Issuer has not completed the Issuance, each Participating Buyer shall be released from all obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such Issuance pursuant to this Section 3.1.

3.1.3.       Other Securities.  The Issuer may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including, if applicable, debt securities) other than Subject Securities (“Other Securities”) if and to the extent that Prospective Subscribers’ participation in such Issuance is so conditioned.  In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.

3.1.4.       Certain Legal Requirements.  In the event that the participation in any Issuance by a holder of Shares as a Participating Buyer would require under applicable law (a) the registration or qualification of such securities or (b) the provision to any participant in the Issuance of any information (other than information required to be provided pursuant to Section 5) regarding the Company, its subsidiaries, such securities or the Issuer that is not otherwise required to be provided for the Issuance, such holder of Shares shall not have the right to participate in the Issuance.  Without limiting the generality of the foregoing, it is understood and agreed that neither the Company nor the Issuer shall be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

3.1.5.       Further Assurances.  Each Participating Buyer will take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to consummate each Issuance pursuant to this Section 3.1 and any related transactions expeditiously, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company, the Issuer and the Prospective Subscriber.  Without limiting the generality of the foregoing, each such Participating Buyer agrees to execute and deliver such subscription and other agreements specified by the Issuer to which the Prospective Subscriber will be party.

3.1.6.       Closing.  The closing of an Issuance pursuant to Section 3.1 shall take place at such time and place as the Issuer shall specify by notice to each Participating Buyer.  At the Closing of any Issuance under this Section 3.1.6 each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or its designated nominee, free and clear of any Adverse Claims, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

3.2.       Post-Issuance Notice.  Notwithstanding the notice requirements of Sections 3.1.1 and 3.1.2, as long as such action would not materially disadvantage any Person who would have been a Participation Offeree, the Issuer may proceed with any Issuance prior to having complied with the provisions of Section 3.1; provided that the Issuer shall:

(a)           provide to each holder of Shares who would have been a Participation Offeree in connection with such Issuance (i) with prompt notice of such Issuance and (ii) the Participation Notice described in Section 3.1.1 in which the actual price per unit of Subject Securities (and, if applicable, actual Price Per Equivalent Share) shall be set forth;

(b)           offer to issue to such holder of Shares such number of securities of the type issued in the Issuance as may be requested by such holder of Shares (not to exceed the Participation Portion that such holder of Shares would have been entitled to pursuant to Section 3.1 multiplied by the sum of (i) the number of Subject Securities included in the Issuance and (ii) the aggregate number of Shares issued pursuant to this Section 3.2 with respect to such Issuance) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received; and

(c)           keep such offer open for a period of 10 business days, during which period, each such holder may accept such offer by sending a written acceptance to the Issuer committing to purchase an amount of such securities (not in any event to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 3.1 multiplied by the sum of (i) the number of Subject Securities included in such Issuance and (ii) the aggregate number of Shares issued pursuant to this Section 3.2 with respect to such Issuance).

3.3.       Excluded Transactions.  The provisions of this Section 3 shall not apply to Issuances by the Company or any subsidiary of the Company as follows:

(a)           Any Issuance of Common Stock upon the exercise or conversion of any Common Stock, Options, Warrants or Convertible Securities outstanding or approved on the date hereof or Issued after the date hereof in compliance with the provisions of this Section 3;

(b)           Any Issuance of Common Stock pursuant to the Initial Public Offering;

(c)           The Issuance of Shares in connection with the Closing; or

(d)           Any Issuance of shares of Common Stock in connection with any stock split, stock dividend or recapitalization approved by the Board.

3.4.       Certain Provisions Applicable to Options, Warrants and Convertible Securities.  In the event that the Issuance of Subject Securities shall result in any increase in the number of shares of Common Stock issuable upon exercise, conversion or exchange of any Options, Warrants or Convertible Securities, the number of shares (or Equivalent Shares, if applicable) of Subject Securities (and Other Securities, if applicable) which the holders of such Options, Warrants or Convertible Securities, as the case may be, shall be entitled to purchase pursuant to Section 3.1, if any, shall be reduced, share for share, by the amount of any such increase.

3.5.       Acquired Shares.  Any Subject Securities constituting Common Stock acquired by any holder of Shares pursuant to this Section 3 shall be deemed for all purposes hereof to be Investor Shares or Management Shares hereunder of like kind with the Shares then held by the acquiring holder hereunder.

3.6.       Period.  Each of the foregoing provisions of this Section 3 shall expire on the earlier of (a) the consummation of a Change of Control or (b) the closing of the Initial Public Offering.

4.             CALL OPTION.

4.1.       Call Option Upon Termination.  Except as the Company may otherwise agree in writing with any Manager with respect to Shares held by such Manager’s Management Call Group, upon any termination of the employment by the Company and its subsidiaries of any Manager (by the Company, such Manager or otherwise), the Company shall have the right to purchase all of the Management Shares held by such Manager or originally issued to such Manager but held by one or more Permitted Transferees (collectively, the “Management Call Group”) on the following terms (the “Management Call Option”):

4.1.1.       Purchased Management Shares.  The Company may purchase all of the Purchased Management Shares held by such Management Call Group at a per share price equal to the Fair Market Value of such Shares on the Management Call Notice Date.

4.1.2.       Other Shares.  For all Management Shares which are not Purchased Management Shares, the following terms shall apply:

(a)           Termination for Cause. If such termination is the result of termination of such Manager’s employment by the Company or its subsidiaries for Cause, then the Company may purchase all or any portion of the Shares held by such Management Call Group at a per Share price equal to the lesser of the

Cost or the Fair Market Value of such Shares on the Management Call Notice Date.

(b)           Death or Disability.  If such termination is the result of the death or Disability of such Manager, then the Company may purchase all or any portion of the Shares held by such Management Call Group at a per Share price equal to the Fair Market Value of such Shares on the Management Call Notice Date.

(c)           Termination by Manager.  If such termination is the result of termination by a Manager (but not by the Company) other than by reason of the Manager’s death or Disability and other than in circumstances where the Company or its subsidiaries would have grounds to terminate such Manager for Cause, then the Company may purchase all or any portion of the Shares held by such Management Call Group at a per Share price equal to the Fair Market Value of such Shares on the Management Call Notice Date.

(d)           Termination by the Company Not for Cause.  If such termination is the result of termination by the Company or its subsidiaries and such termination is not for Cause, then the Company may purchase all or any portion of the Shares held by such Management Call Group at a per Share price equal to the Fair Market Value of such Shares on the Management Call Notice Date.

4.1.3.       Notices. Any Management Call Option may be exercised by delivery of written notice thereof (the “Management Call Notice”) to all members of the applicable Management Call Group from whom the Company has elected to purchase Shares no later than the Management Call Notice Date.  The Management Call Notice shall state that the Company has elected to exercise the Management Call Option and the price or date for determining the price of such shares.  For purposes of this Section 4, the “Management Call Notice Date” shall mean the date of delivery of a Management Call Notice, which, if delivered, shall be no later than 240 days after (but not before the date that is one day after the six-month anniversary of) the later of (i) the date of termination of employment or (ii) the exercise of any Option originally granted to such Manager or the date upon which any Unvested Shares granted to such Manager become Vested Shares.

4.1.4.       Vesting.  The rights of the Company to purchase Management Shares under this Section 4 are in addition to, and do not modify, any vesting requirements that may be included in the terms of any Management Shares, and any Shares which remain subject to restrictions upon termination by a Manager shall be automatically forfeited to the Company, if applicable, in accordance with their terms.

4.2.       Payments.  The Company shall make any payment required to be made by the Company to the Management Call Group under any provision of this Section 4 in cash.

4.3.       Closing.

4.3.1.       The closing of any purchase and sale of Management Shares pursuant to this Section 4 shall take place as soon as reasonably practicable, and in any event not later than 30 days after the Management Call Notice Date (provided that such time shall be extended as necessary to comply with applicable legal requirements) at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine.

4.3.2.       At the closing of any purchase and sale of Management Shares following the exercise of any Management Call Option, the holders of Shares to be sold shall deliver to the Company a certificate or certificates representing the Shares to be purchased by the Company duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any Adverse Claim, with any necessary stock (or equivalent) transfer tax stamps affixed, and the Company shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds the purchase price of the Shares being purchased by the Company.  The delivery of a certificate or certificates for Shares by any Person selling Shares pursuant to any Management Call Option shall be deemed a representation and warranty by such Person that:  (a) such Person has full right, title and interest in and to such Shares; (b) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated and (c) such Shares are free and clear of any and all Adverse Claims.

4.4.       Investor Group Call Option.  If the Company shall elect not to purchase pursuant to this Section all Management Shares that are held by a Management Call Group, the Company may, in its discretion, allocate all of its rights to purchase such Shares under this Section to one or more Investors in the discretion of the Company, provided however that any purchase of Shares by an Investor shall be for cash and shall be made within the time periods set forth for the Company’s performance under this Section.

4.5.       Acknowledgment.  Each holder of Management Shares acknowledges and agrees that neither the Company nor any Person directly or indirectly affiliated with the Company (in each case whether as a director, officer, manager, employee, agent or otherwise) shall have any duty or obligation to affirmatively disclose to holders of Management Shares, and they shall not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any termination of his or her employment by the Company or its subsidiaries upon the exercise of any Management Call Option or any purchase of the Shares in accordance with the terms hereof.

4.6.       Period.  The foregoing provisions of this Section 4 shall expire upon the earlier of (a) the consummation of a Change of Control and (b) the closing of the Initial Public Offering.

5.             INFORMATION RIGHTS.

5.1.       Financial and Other Information.  The Company shall provide or cause to be provided, to any Stockholder that, together with its Affiliates or Affiliated Funds, initially holds more than 5% of the outstanding Common Stock as of the Closing (a “Five Percent Stockholder”), the following information:

5.1.1.       Annual Reports.  As soon as available, and in any event within 90 days after the end of each fiscal year, the consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year and the consolidated statements of income, cash flows and stockholders’ equity for such fiscal year of the Company and its subsidiaries, accompanied by the audit report of independent certified public accountants of recognized national standing with respect thereto.

5.1.2.       Quarterly Reports.  As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter and the consolidated statements of income, cash flows and stockholder’s equity for such fiscal quarter and the portion of the fiscal year then ended with such fiscal quarter of the Company and its subsidiaries.

5.1.3.       Monthly Reports.  As soon as available, and in any event within 30 days after the end of each fiscal month, other than the last month of any fiscal quarter or of the fiscal year, the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal month and the consolidated statements of income, cash flows and stockholder’s equity for such fiscal month and the portion of the fiscal year then ended with such fiscal month of the Company and its subsidiaries.

If, at any time, the Company is required by the rules and regulations of the Commission to file annual and quarterly reports electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), or is voluntarily filing such reports, then the obligations of the Company under Sections 5.1.1 and 5.1.2 shall be satisfied by the making of such filings.

5.2.       Other Information.  The Company will also furnish to each Five Percent Stockholder with reasonable promptness, such other information and data with respect to the Company as such Stockholder may from time to time reasonably request, which information will not be used for any purpose by such Five Percent Stockholder other than to evaluate his, her or its investment in the Company and shall be subject to the confidentiality provisions of Section 5.3 below.

5.3.       Confidentiality.  Each Five Percent Stockholder covenants and agrees that if such Five Percent Stockholder receives information under this Section 5, such Five Percent Stockholder shall keep confidential, and cause its officers, directors, employees, agents and representatives, to keep confidential, all information, materials and documents concerning the business of the Company and its subsidiaries furnished by, or on behalf of, the Company or its subsidiaries or otherwise acquired by such Five Percent Stockholder (the “Confidential Information”).  Notwithstanding the foregoing, a Five Percent Stockholder shall be permitted to disclose Confidential Information:  (a) to its officers, managers, directors, employees, agents and representatives and Affiliates provided that such Confidential Information shall remain confidential; (b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or to the extent requested by any governmental agency or authority; (c) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Agreement, (ii) becomes available to the Five Percent Stockholder on a non-

confidential basis from a source other than the Company or its subsidiaries or (iii) was available to the Five Percent Stockholder on a non-confidential basis prior to its disclosure to the Five Percent Stockholder by the Company or its subsidiaries; or (d) to the extent the Company or its subsidiaries shall have consented to such disclosure in writing.

5.4.       Period.  Each of the foregoing provisions of this Section 5 shall expire on the closing of the Initial Public Offering.

6.             REMEDIES.

6.1.       Generally.  The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares.  The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, preliminary or temporary relief) as may be appropriate in the circumstances.

6.2.       Deposit.  Without limiting the generality of Section 6.1, if any holder of Shares fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 4 hereof, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares shall terminate.  Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any Adverse Claims, and with any transfer tax stamps affixed), such purchaser shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder.

7.             LEGENDS.

7.1.       Restrictive Legend.  Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The sale, encumbrance or other disposition of the shares of stock represented by this certificate are subject to the provisions of a Stockholders Agreement and a Registration Rights Agreement, in each case to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

Each certificate representing Investor Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Investor:               .

Each certificate representing Management Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Manager:               .

Any person who acquires Shares which are not subject to any of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

7.2.       1933 Act Legends.  Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

7.3.       Stop Transfer Instruction.  The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

7.4.       Termination of 1933 Act Legend.  The requirement imposed by Section 7.2 hereof shall cease and terminate as to any particular Shares (i) when, in the opinion of Ropes & Gray LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (ii) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144.  Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, as the case may be, without expense, new certificates not bearing the legend set forth in Section 7.2 hereof.

8.             AMENDMENT, TERMINATION, ETC.

8.1.       Oral Modifications.  This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

8.2.       Written Modifications.  This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Stockholders that hold a majority of the Shares held by all Stockholders;

provided, however, that any amendment, modification, extension, termination or waiver (an “Amendment”) shall also require the consent of any Stockholder who would be disproportionately and adversely affected thereby.

Each such Amendment shall be binding upon each party hereto and each holder of Shares subject hereto.  In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

8.3.       Effect of Termination.  No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

9.             DEFINITIONS.  For purposes of this Agreement:

9.1.       Certain Matters of Construction.  In addition to the definitions referred to or set forth below in this Section 9:

(a)           The words “hereof’, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b)           The word “including” shall mean including, without limitation;

(c)           Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d)           The masculine, feminine and neuter genders shall each include the other.

9.2.       Definitions.  The following terms shall have the following meanings:

“Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

“Affiliate” shall mean, with respect to any specified Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); and (ii) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Fund” means with respect to any Investors, each corporation, trust, limited liability company, general or limited partnership or other entity under common control with that Investor (including any such entity with the same general partner or principal investment advisor as that Investor or with a general partner or principal investment advisor that is an Affiliate of the general partner or principal investment advisor of that Investor), and in the case of the LLC, Affiliated Fund shall include each member of the LLC.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 8.2.

“Board” shall mean the board of directors of the Company.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Cause”, with respect to any Manager, shall mean the following events or conditions, as determined by the Board in its reasonable judgment:  (i) the refusal or failure to perform (other than by reason of disability), or material negligence in the performance of such Manager’s duties and responsibilities to the Company or any of its Affiliates, or refusal or failure to follow or carry out any reasonable direction of the Board, and the continuance of such refusal, failure or negligence for a period of 10 days after notice to such Manager; (ii) the material breach by such Manager of any provision of any material agreement between such employee and the Company or any of its Affiliates; (iii) fraud, embezzlement, theft or other dishonesty by such Manager with respect to the Company or any of its Affiliates; (iv) the conviction of, or a plea of nolo contendere by, such Manager to any felony or any other crime involving dishonesty or moral turpitude; and (v) any other conduct that involves a breach of fiduciary obligation on the part of such Manager or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

“Change of Control” shall mean the occurrence of any of the following: (i) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (A) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (B) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (ii) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds, excluding, in any case referred to in clause (i) or (ii) the Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Closing” shall have the meaning set forth in Section 1.1.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $0.10 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Confidential Information” shall have the meaning set forth in Section 5.3.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Cost” shall mean with respect to any Management Shares, the purchase price paid for such Management Shares by the original holder thereof less any distributions received with respect to such Management Shares; provided, that the Cost of (i) unvested shares of capital stock shall equal the purchase price paid for such shares, if any, and (ii) unvested options shall equal zero; and provided, further, that any consideration included in the purchase price for any unvested Shares shall equal zero.

“Disability”, with respect to any Manager, shall have the meaning ascribed to such term in any employment agreement, severance or other similar agreement between such Manager and the Company or any of its subsidiaries, or, if no such agreement exists or the provisions of such agreements conflict, the disability of a Manager during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature as a result of which he is unable to perform substantially all of his duties and responsibilities hereunder, notwithstanding the provision of any reasonable accommodation, for ninety (90) consecutive days during any period of three hundred and sixty-five (365) consecutive calendar days.

“Equivalent Shares” shall mean, at any date of determination, (i) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (ii) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Escrow Agent” shall have the meaning set forth in Section 6.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Fair Market Value” shall mean, as of any date, as to any Share, the Board’s good faith determination of the fair value of such Share as of the applicable reference date.

“Five Percent Stockholder” shall have the meaning set forth in Section 5.1.

“Highfields Funds” shall have the meaning set forth in the Preamble.

“Initial Public Offering” shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act) after the date hereof.

“Investors” shall have the meaning set forth in the Preamble.

“Investor Shares” shall mean all Shares held by an Investor.

“Issuance” shall have the meaning set forth in Section 3.

“Issuer” shall have the meaning set forth in Section 3.

“LLC” shall have the meaning set forth in the Preamble.

“Management Call Group” shall have the meaning set forth in Section 4.1.

“Management Call Notice” shall have the meaning set forth in Section 4.1.3.

“Management Call Notice Date” shall have the meaning set forth in Section 4.1.3.

“Management Call Option” shall have the meaning set forth in Section 4.1.

“Management Participation Shares” means Purchased Management Shares and, without duplication, Vested Management Shares.

“Management Shares” shall mean all Shares held by a Manager.  Any Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.

“Managers” shall have the meaning set forth in the Preamble.

“Members of the Immediate Family” means, with respect to any individual, each spouse or child or other descendants of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his or her capacity as such custodian or guardian.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock from the Company, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Other Securities” shall have the meaning set forth in Section 3.1.3.

“Participating Buyer” shall have the meaning set forth in Section 3.1.2.

“Participation Notice” shall have the meaning set forth in Section 3.1.1.

“Participation Offerees” shall have the meaning set forth in Section 3.1.1.

“Participation Portion” shall have the meaning set forth in Section 3.1.1.

“Permitted Transferee” shall have the meaning set forth in Section 2.1.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Price Per Equivalent Share” means the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities or Options which are the subject of an issuance pursuant to Section 3 hereof.

“Prospective Subscriber” shall have the meaning set forth in Section 3.1.1.

“Prospective Transferee” shall mean any Person other than a competitor of the Company.

 “Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchased Management Shares” shall mean, with respect to any Manager or direct or indirect Permitted Transferee of a Manager, all of the Management Shares which were either (i) originally purchased from the Company by that Manager for cash, (ii) retained by that Manager in respect of Rollover Shares (as defined in the Merger Agreement) or (iii) retained by that Manager in respect of Rollover Options (as defined in the Merger Agreement).  Shares issued to Managers directly or indirectly pursuant to an incentive plan or scheme, including any restricted stock award (whether or not vested), Options and Shares issued upon exercise of Options (except those specified in clause (iii) above), are not Purchased Management Shares for purposes of this Agreement.

“Registration Rights Agreement” shall have the meaning set forth in the Recitals.

“ROFR Acceptance Notice” shall have the meaning set forth in Section 2.2.3.

“ROFR Offer Notice” shall have the meaning set forth in Section 2.2.2.

“ROFR Option” shall have the meaning set forth in Section 2.2.2.

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean (i) all shares of Common Stock held by a Stockholder, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (ii) all Options, Warrants and Convertible Securities held by a Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such

Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Stockholders” shall have the meaning set forth in the Preamble.

“Subject Securities” shall have the meaning set forth in Section 3.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Unvested Management Shares” shall mean, at any time, all Management Shares that are not Vested Management Shares or Purchased Management Shares.

“Vested Management Shares” shall mean, at any time, all Management Shares that are granted or issued under any restricted stock award, stock option award or similar program with respect to which all applicable vesting conditions have been satisfied.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

10.           MISCELLANEOUS.

10.1.     Authority:  Effect.  Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.  This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

10.2.     Notices.  Any notices, requests, demands, claims and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company to:

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75261
Facsimile:	(972) 409-1901
Attention:	Jeffrey N. Boyer
Mark V. Beasley

with copies to:

Ropes & Gray LLP
One International Place
Boston, MA 02110
Facsimile:	(617) 951-7050
Attention:	David C. Chapin
William M. Shields
R. Newcomb Stillwell

If to the LLC, to:

c/o Bain Capital Partners, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Facsimile:	(617) 516-2010
Attention:	Matthew S. Levin
Todd M. Cook
and

c/o Blackstone Management Associates V, LLC
345 Park Avenue, 31st Floor
New York, New York 10154
Facsimile:	(212) 583-5712
Attention:	Michael Chae
Matthew S. Kabaker

with copies to:

Ropes & Gray LLP
One International Place
Boston, MA 02110
Facsimile:	(617) 951-7050
Attention:	David C. Chapin
William M. Shields
R. Newcomb Stillwell

If to the Highfields Funds, to them:

c/o Highfields Capital Management LP
John Hancock Tower
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116
Facsimile:	(617) 850-7503
Attention:	Joseph Mazzella

with copies to:

Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
Facsimile:	617) 523-1231
Attention:	Laura C. Hodges Taylor

If to 4390075 Canada Inc., to:

4390075 Canada Inc.
1 St Clair Avenue East
Suite 1003
Toronto, Ontario
M4T 2V7
Canada
Facsimile:	(514) 201-5290
Attention:	Gregory David

If to a Manager, or a direct or indirect transferee of a Manager, to it at the address set forth in the records of the Company.

If to any other Stockholder, to it at the address set forth in the records of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (c) 2 business days after being sent by overnight courier.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

10.3.     Merger; Binding Effect, Etc.  This Agreement, together with the Registration Rights Agreement, constitute the entire agreement of the parties with respect to their subject matter, supersede all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.  Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of his, her or its respective rights or delegate any of his, her or its respective obligations under this Agreement without the prior written consent of the Company and the Stockholders that hold a majority of the Shares held by all Stockholders, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

10.4.     Descriptive Heading.  The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

10.5.     Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

10.6.     Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

10.7.     No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

11.           GOVERNING LAW.

11.1.     Governing Law.  This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

11.2.     Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-

named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, (x) to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above; and (y) any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction.  Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.2 hereof is reasonably calculated to give actual notice.

11.3.     WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.4.     Exercise of Rights and Remedies.  No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

COMPANY	MICHAELS STORES, INC.

	By:	/s/ Jeffrey N. Boyer
Name: Jeffrey N. Boyer
Title: President and Chief Financial Officer

[Stockholders Agreement]

INVESTORS	MICHAELS HOLDINGS LLC

	By:	/s/ Todd Cook
Name: Todd Cook
Title: Vice President, Secretary and
Assistant Treasurer

[Stockholders Agreement]

INVESTORS	HIGHFIELDS CAPITAL I LP, a Delaware limited partnership

	By:	Highfields Associates LLC, its General Partner

	By:	/s/ Richard L. Grubman
Name:Richard L. Grubman
Title: Managing Member

HIGHFIELDS CAPITAL II LP, a Delaware limited partnership

	By:	Highfields Associates LLC, its General Partner

	By:	/s/ Richard L. Grubman
Name:Richard L. Grubman
Title: Managing Member

HIGHFIELDS CAPITAL III LP, a Cayman Islands exempted limited partnership

	By:	Highfields Associates LLC, its General Partner

	By:	/s/ Richard L. Grubman
Name:Richard L. Grubman
Title: Managing Member

[Stockholders Agreement]

INVESTORS	4390075 CANADA INC.

	By:	/s/ Gregory David
Name: Gregory David
Title:Director

[Stockholders Agreement]

SCHEDULE I